                        UNDERWRITING AGREEMENT

          American Southwest Financial Securities Corporation
            Commercial Mortgage Pass-Through Certificates,
                           Series 1996-FHA1
                         Class S Certificates
                        Class A-1 Certificates
                        Class A-2 Certificates
                        Class A-3 Certificates
                        Class A-4 Certificates
                        Class A-Z Certificates

                                                             December 19, 1996

Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue, 9th Floor
New York, New York 10172

Daiwa Securities America Inc.
Financial Square
32 Old Slip - 12th Floor
New York, New York  10005-3538

Ladies and Gentlemen:

            American Southwest Financial Securities Corporation, a corporation organized and existing under the laws of the State of Arizona (the "Depositor"), proposes to sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Daiwa Securities America Inc. ("Daiwa") (each an "Underwriter" and together, the "Underwriters") six Classes of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1. Such Classes have been designated as the Class S Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-Z Certificates and are collectively referred to herein as the "Offered Certificates". Only the Offered Certificates are being purchased by you hereunder. The Offered Certificates are to be issued together with the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1, Class B Certificates and Class R-I, Class R-II and Class R-III Certificates (together with the Offered Certificates, the "Certificates").

            The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"), the assets of which will consist primarily of (i) approximately $188,800,560 of fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) approximately $77,709,904 of securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the

"Underlying Loans" and collectively with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. All such FHA Loans and GNMA Certificates are collectively referred to herein as the "Mortgage Assets". The initial Mortgage Assets will have an aggregate outstanding principal balance as of December 1, 1996 (the "Cut-off Date") of approximately $266,510,464, after deducting all payments of principal due on the Mortgage Loans on or before such date. The Mortgage Assets are being purchased by the Depositor pursuant to a (i) Mortgage Asset Purchase Agreement (the "Greystone Purchase Agreement"), dated as of December 19, among the Depositor, as purchaser, Greystone Servicing Corporation, Inc., as master servicer, and Greystone Funding Corporation, a Virginia corporation, as seller ("Greystone Funding"), and a Mortgage Asset Purchase Agreement (the "Daiwa Purchase Agreement"), each a "Purchase Agreement", and together the "Purchase Agreements"), dated as of December 19, between the Depositor, as purchaser, and Daiwa Finance Corp., a New York corporation, as seller ("Daiwa Finance") (each a "Seller" and collectively, the "Sellers").

            The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, LaSalle National

Bank, as trustee (the "Trustee"), the Sellers, and Greystone Servicing Corporation, Inc., as master servicer (the "Master Servicer").

            1. Representations and Warranties. The Depositor represents and warrants to and agrees with the Underwriters that:

                  (a) The Depositor has filed with the Securities and Exchange
            Commission (the "Commission") a registration statement (including a prospectus) on Form S-3 (No. 33-92146) for the registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Commission thereunder, of mortgage securities issuable in series. Such registration statement has been declared effective by the Commission under the Act. Such registration statement, as amended to the date of this Agreement, is hereinafter called the "Registration Statement," and such prospectus (the "Base Prospectus"), in the form in which it was last filed with the Commission, as supplemented by a prospectus supplement relating to the Offered Certificates which will be filed by the Depositor pursuant to Rule 424 under the Act (such prospectus supplement in the form first filed after the date hereof pursuant to Rule 424 is hereinafter called the "Prospectus Supplement"), is hereinafter called the "Prospectus".

                  (b) The Registration Statement, at the time it became
            effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date hereof, conformed in all material respects to the requirements of the Act and the Regulations of the Commission thereunder; and on the date of this Agreement and on the Closing Date (as hereinafter defined), the

            Registration Statement and the Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the Regulations of the Commission thereunder. The Registration Statement, at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus, as of the date of the Prospectus Supplement, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Depositor by the Underwriters or the Sellers expressly for use in the Prospectus. The conditions to the use by the Depositor of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Regulations of the Commission thereunder which have not been so filed.

                  (c) The Certificates will conform to the description thereof contained in the Prospectus, and will on the Closing Date be duly and validly authorized; and, when validly executed, authenticated, issued and delivered in accordance with the terms of the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The Certificates will not constitute "mortgage related securities" as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (d) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement and the Certificates.


                  (e) At or prior to the Closing Date, the Depositor will have entered into the Purchase Agreements with respect to the Mortgage Assets and, assuming the due authorization, execution and delivery thereof by the Sellers, the Purchase Agreements on the Closing Date will each constitute a valid and binding agreement of the Depositor enforceable in accordance with their respective terms.

                  (f) At or prior to the Closing Date, the Depositor will have entered into the Pooling and Servicing Agreement with respect to the Certificates and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Pooling and Servicing Agreement on the Closing Date will constitute a valid and binding agreement of the Depositor enforceable in accordance with its terms.

                  (g) Neither the issuance, sale or delivery of the
            Certificates, nor the consummation of any other of the transactions contemplated herein or in the Purchase Agreements or in the Pooling and Servicing Agreement, nor the fulfillment of the terms hereof or of the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates, will conflict with or violate any term or provision of the articles of incorporation or by-laws of the Depositor or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor, and will not conflict with, result in breach or violation or the acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound.

                  (h) This Agreement has been duly authorized, executed and
            delivered by the Depositor.

                  (i) Immediately prior to the transfer of the Mortgage Assets to the Trustee as contemplated by the Pooling and Servicing Agreement, the Depositor (i) will have good title to, and will be the sole owner of, the Mortgage Assets (assuming that, immediately prior to the conveyance of such Mortgage Assets to the Depositor, the related Seller or its designated FHA-Approved Mortgagee had good title to and was the sole owner and holder of the Mortgage Assets and transferred such title to the Depositor pursuant to the applicable Purchase Agreement), free and clear of any lien, pledge, encumbrance or other security interest (collectively, "Liens"), (ii) will not have assigned to any person any of its right, title or interest in the Mortgage Assets or in the Pooling and Servicing Agreement, and (iii) will have the power and authority to sell the Mortgage Assets to the Trustee, and upon the execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired all of the Depositor's right, title and interest in and to the Mortgage Assets, and upon delivery to the Underwriters of the Offered Certificates and payment by the Underwriters for the Offered Certificates, the Offered Certificates will be free of Liens created by the Depositor and entitled to the benefits of the Pooling and Servicing Agreement.

                  (j) Neither the Depositor nor the trust created by the Pooling and Servicing Agreement will conduct its operations while any of the Certificates are outstanding in any manner that would constitute the Depositor or the trust as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (k) Any taxes, fees and other governmental charges in
            connection with the execution and delivery of this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement and the execution, issuance, delivery and sale of the Certificates which have become due or will be due at or prior to the Closing Date shall have been or will be paid by the Depositor at or prior to the Closing Date; provided, however, that this paragraph shall not apply to any taxes owing by a Seller at or prior to the Closing Date as a result of the sale of the Mortgage Assets to the Depositor or to any taxes owing by the Underwriters as a result of the sale by it of any Certificate.

                  (l) There are no actions, proceedings or investigations now pending against the Depositor or, to the knowledge of the Depositor, threatened against the Depositor, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates, or (iv) seeking to adversely affect the federal income tax attributes of the Certificates described in the Prospectus.

                  (m) No filing or registration with, notice to or consent,
            approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Depositor of the transactions contemplated by this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement, except such as may be required under the Act, the Regulations of the Commission under the Act, or state securities or Blue Sky laws.

                  (n) The Depositor possesses all material licenses,
            certificates, authorities and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Depositor has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Depositor.

                  (o) As of the Closing Date, the security interest of the
            Trustee (to the extent the transfer by the Depositor is deemed to be a grant of a security interest and not a sale) in the Mortgage Loans will be perfected upon delivery of the mortgage notes evidencing the Mortgage Loans to the Trustee and will constitute a perfected first priority security interest therein.

                  (p) On the Closing Date, the Class S Certificates shall be rated "AAAr" by Standard & Poor's Rating Services ("S&P") and the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-Z Certificates shall be rated "AAA" by S&P.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to DLJ, and DLJ agrees to purchase from the Depositor, all, but not less than all, of the Offered Certificates at the purchase price set forth in Schedule I hereto (the "Purchase Price"). Daiwa has agreed to purchase, at the Purchase Price, any of the Offered Certificates allotted to them by DLJ.

            3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of Thacher Proffitt & Wood, Two World Trade Center, New York, New York, at 10:00 a.m., New York City time, on December 27, 1996, which date and time may be postponed by agreement between the Underwriters and the Depositor (such date and time being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to such of the Underwriters purchasing such Offered Certificates against payment by such Underwriter of the Purchase Price to or upon the order of the Depositor by certified or official bank check or checks payable in federal or other immediately available funds.

            4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.


            5. Covenants of the Depositor. The Depositor agrees with the Underwriters that:

                  (a) The Depositor will cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters when the Prospectus Supplement has been so filed, and prior to the termination of the offering of Offered Certificates to which such Prospectus Supplement relates, the Depositor also will promptly advise the Underwriters (i) when any amendment to the Registration Statement specifically relating to the Offered Certificates shall have become effective or any further supplement to the Prospectus specifically relating to the Certificates has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Depositor of any written notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. During such time that the Prospectus is required by the Act to be delivered in connection with the sale of the Offered Certificates, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus (other than any amendment or supplement specifically relating to a series of mortgage securities other than the Certificates) unless the Depositor has furnished the Underwriters with a copy for its review prior to filing. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the
            Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Depositor promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will cause such amendment to be made effective as soon as possible.


                  (c) The Depositor will furnish to the Underwriters and counsel for the Underwriters, without charge, as many conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealers may be required by the Act, as many copies of the Prospectus and any supplements thereto as the Underwriters may reasonably request.

                  (d) The Depositor will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriters to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate, to maintain such qualifications in effect so long as required for the distribution of the Offered Certificates for purchase by institutional investors; provided that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now subject to such service of process. The Depositor will make generally available to holders of the Offered Certificates, as soon as practicable (but no later than 90 days after the close of the period covered thereby), earnings statements (in form complying with the provisions of Rule 158 under the Act) covering 12-month periods beginning, in each case, not later than the Depositor's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

                  (e) DLJ will promptly pay for costs and expenses in connection with the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including, (i) the costs and expenses of printing or otherwise reproducing the Registration Statement and the Prospectus, this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement and the Offered Certificates, (ii) the cost of delivering the Offered Certificates to the Depository Trust Company, (iii) the cost of rating the Offered Certificates, (iv) the agreed-upon legal and accounting costs associated with preparing the Registration Statement and the Prospectus, this Agreement, the

            Purchase Agreements, the Pooling and Servicing Agreement and the Offered Certificates, and matters incident to the Closing of such transaction, (v) fees to the Depositor and fees, other than those (if any) the Depositor has agreed with a third party to pay (the Depositor hereby representing that there are no such fees it has agreed to pay), of the Master Servicer and the Trustee to the extent not payable pursuant to the Pooling and Servicing Agreement, (vi) legal costs of the Master Servicer and the Trustee and (vii) reasonable fees of other parties, identified to the Underwriters prior to the date hereof, providing services in connection with issuing the Offered Certificates. Without limiting the foregoing, as between DLJ and Daiwa, the foregoing costs and expenses shall be allocated in accordance with the Letter Agreement dated December 19, 1996 among DLJ, Daiwa, each Seller and Greystone & Co. Inc.

                  (f) The Depositor will file with the Commission within 15 days after the issuance of the Certificates a Current Report on Form 8-K.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Certificates shall be subject to the accuracy in all respects of the representations and warranties on the part of the Depositor contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Depositor made in any officer's certificate pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder, to compliance by the Depositor with its covenants and agreements herein contained, and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the
            Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) O'Connor, Cavanagh, Anderson, Killingsworth & Beshears
            shall have furnished to the Underwriters a favorable opinion, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that:

                        (i) The Depositor has been duly incorporated and is
            validly existing as a corporation in good standing under the laws of the State of Arizona, with the power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement and the Certificates;

                        (ii) To the best of such counsel's knowledge, no notice
            to, consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein or in the Purchase Agreements or in the Pooling and Servicing Agreement, except such as may be required under the Blue Sky laws of any jurisdiction and such other approvals as have been obtained;

                        (iii) Neither the issuance, sale or delivery of the
            Certificates, nor the consummation of any other of the transactions contemplated herein or in the Purchase Agreements or in the Pooling and Servicing Agreement, nor the fulfillment of the terms of the Certificates, the Purchase Agreements, the Pooling and Servicing Agreement or this Agreement will conflict with or violate any term or provision of the articles of incorporation or by-laws of the Depositor or, to the best of such counsel's knowledge, any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor, and will not conflict with, result in breach or violation or the acceleration of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel to which the Depositor is a party or by which it is bound;

                        (iv) There are no actions. proceedings or investigations
            pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency or other tribunal either (A) asserting the invalidity of this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates or (B) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement, which, in each case, might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates;

                        (v) This Agreement has been duly authorized, executed
            and delivered by the Depositor and is a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                        (vi) The Purchase Agreements have been duly authorized,
            executed and delivered by the Depositor and is a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratoriums or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                        (vii) The Pooling and Servicing Agreement has been duly
            authorized, executed and delivered by the Depositor and is a legal, valid and binding agreement of the Depositor enforceable against the Depositor in accordance with its terms except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratoriums or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                        (viii) The creation of the Certificates has been duly
            authorized by the Depositor and the Certificates, when duly executed and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

                        (ix) The Pooling and Servicing Agreement is not required
            to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the 1940 Act;

                        (x) The Registration Statement has become effective
            under the Act and, to the best of such counsel's knowledge, (A) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (B) the

            Registration Statement and the Prospectus, and each amendment or supplement thereto applicable to the Certificates and the obligations of the Depositor relating thereto, as of their respective effective or issue dates, complied in all material respects to the requirements of the Act and the Regulations of the Commission thereunder, and (C) such counsel has no reason to believe that (1) the Registration Statement, as of the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make statements therein not misleading or (2) the Prospectus or any amendment or supplement thereto, as of their respective issue dates or on the Closing date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to financial statements or other financial or statistical data contained in or omitted from the Prospectus or the information contained in the Prospectus Supplement under (i) the heading "Description of the Mortgage Pools"; (ii) the heading "Maturity and Prepayment Considerations"; and (iii) the heading "Yield Considerations";

                        (xi) The statements set forth under the headings
            "Description of the Certificates" and "Description of the Mortgage Pool" in the Prospectus Supplement, and "Description of the Securities" in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Pooling and Servicing Agreement and the Offered Certificates, provide a fair and accurate summary of such provisions; and

                        (xii) The statements in the Base Prospectus under the
            headings "Certain Legal Aspects of Mortgage Loans", "Certain Federal Income Tax Considerations" (insofar as they relate specifically to the purchase, ownership and disposition of the Certificates),

            "State and Local Tax Considerations" and "ERISA Considerations" and statements in the Prospectus Supplement under the headings "Federal Income Tax Considerations" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of such law or conclusions.

Such opinion may express its reliance as to factual matters on the representations and warranties made by and on certificates or other documents furnished by officers of, the parties to this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Depositor. Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such opinion may be further qualified as expressing no opinion as to the statements in the Base Prospectus under the heading "Certain Legal Aspects of Mortgage Loans" except insofar as such statements relate to the laws of the State of Arizona and the laws of the United States, and further qualified as an opinion only on the laws of the State of Arizona and the laws of the United States.

                  (c) The Underwriters shall have received the respective
            opinions of counsel to the Master Servicer, the Sellers and the Trustee, each addressed to the Underwriters and dated the Closing

            Date, in form and substance satisfactory to counsel for the Underwriters.

                  (d) The Depositor shall have furnished to the Underwriters a certificate of the Depositor, signed by the President or any Vice President, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                        (i) The representations and warranties of the Depositor
            in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, and the Depositor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                        (ii) No stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer's knowledge, threatened; and

                        (iii) Nothing has come to such officer's attention that
            would lead such officer to believe that the Registration Statement, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received the opinion,
            addressed to the Underwriters and dated as of the Closing Date, of Thacher Proffitt & Wood, in form and substance satisfactory to the Underwriters.

                  (f) Arthur Andersen, L.L.P., certified public accountants, shall have furnished to the Underwriters letters, dated as of the date hereof, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they have determined that such information as the Underwriters may reasonably request of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the heading "Description of the Mortgage Pool" and elsewhere therein.

                  (g) The Class S Certificates shall be rated "AAAr" by Standard
            & Poor's Rating Services ("S&P") and the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-Z Certificates shall be rated "AAA" by S&P.

                  (h) Prior to the Closing Date, the Depositor shall have
            furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                  (i) Subsequent to the date hereof, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor, which the Underwriters conclude in their judgment materially impairs the investment quality of the Offered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Certificates as contemplated by the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Depositor in writing, or by telephone or telegraph confirmed in writing.

            7.    Indemnification and Contribution.

                  (a) The Depositor will indemnify and hold harmless each
            Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which the Underwriters or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters and each such controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with information furnished by the Underwriters or the Sellers specifically for use therein or arises out of or is based upon any untrue statement or alleged untrue statement in or omission or alleged omission made in any ABS Term Sheet or Computational Materials distributed by an Underwriter. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.


                  (b) Each Underwriter, severally and not jointly, will
            indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the

            Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act, against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Depositor by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Depositor acknowledges that the statements set forth in the last two paragraphs of the cover page of the Prospectus Supplement and the statements under the heading "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters for inclusion in the Prospectus. The Depositor further acknowledges that the information in the Prospectus Supplement for which the Sellers are providing indemnification pursuant to Section 6(a) of each of their respective

            Purchase Agreements constitutes the only information furnished by or on behalf of the Sellers for inclusion in the Prospectus. In addition, DLJ will indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act, against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any ABS Term Sheet or Computational Materials (each, as defined below) distributed by DLJ or arise out of or are based upon (when read together with the Prospectus) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading provided, however, that DLJ will not be liable to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission from any such ABS Term Sheets or Computational Materials that is covered by the indemnification provided by either Seller pursuant to Section 6(a) of its Purchase Agreement. For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994. For purposes hereof, "ABS Term Sheets" as used herein shall have the meaning given such term in the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association.

                  (c) Promptly after receipt by an indemnified party under this
            Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that the indemnifying party may, jointly with any other indemnifying party similarly notified, elect to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that there is no conflict of interest or potential conflict of interest among such indemnified parties.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this
            Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Depositor, on the one hand, and the Underwriters, on the other, taking into account the portion of the proceeds of such offering realized by each Underwriter (as Underwriter only and in no other capacity), shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor and the Underwriters (i) in such proportions as is appropriate to reflect the relative benefits from the offering of the Certificates received by the Depositor, on the one hand, and the Underwriters, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor, on the one hand, the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the sum of (i) the aggregate amount of proceeds from the offering (after deducting expenses and the purchase price for the Mortgage Assets) received by the Depositor in connection with the issuance of the Certificates and (ii) the aggregate amount of the total underwriter discounts and commissions (after deducting expenses) received by the Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, on the one hand, or by an Underwriter on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of
            Section 15 of the Act shall have the same rights to contribution as the Depositor. Without in any way limiting the Depositor's right to contribution otherwise provided for pursuant to this Section 7(d), each Underwriter agrees with the other that in the event contribution is obtained pursuant to this Section 7(d) from both Underwriters, each Underwriter will pay their proportionate share of such contribution based on the portion of the aggregate principal amount of the Certificates purchased by such Underwriter under this Agreement.

            8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Depositor prior to delivery of and payment for the Certificates, if prior to such time (i) there has been, since the date hereof, any material adverse change in the condition, financial or otherwise, of the Depositor, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or a banking moratorium has been declared by either federal or New York authorities. In the event that this Agreement is terminated by the Underwriters for any reason other than the failure or refusal of the Depositor to comply with or fulfill any of the conditions of this Agreement, or to perform any of its obligations hereunder, or as a result of the occurrence of an event described in clause (i) of this paragraph, DLJ will promptly reimburse the Depositor for all out-of-pocket expenses (including but not limited to the reasonable fees and disbursements of counsel) reasonably incurred by the Depositor in contemplation of the performance by it of its obligations hereunder.

            9. Representation and Indemnities To Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Underwriters or the Depositor or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

            10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

            11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Depositor shall be directed to its agent for service set forth on the cover page of the Registration Statement, and notices to the Underwriters shall be directed to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, 9th Floor, New York, New York, 10172, Attention: Robert Brennan, and to Daiwa Securities America Inc., Financial Square, 32 Old Slip - 12th Floor, New York, New York 10005-3538, Attention: Steven M. Sherwyn and Richard Lerner.

            12. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

            13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute on and the same instrument.

            14. Miscellaneous. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement or any term hereof may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and the Underwriters.

                                    Very truly yours,

                                    AMERICAN SOUTHWEST FINANCIAL
                                    SECURITIES CORPORATION


                                    BY:_______________________________
                                       Name:  Jeffrey A. Newman
                                       Title: President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


BY:____________________________
   Name:
   Title:

DAIWA SECURITIES AMERICA INC.

BY:____________________________
   Name:
   Title:

                                   SCHEDULE 1

                 Underwriting Agreement dated December 19, 1996

Designation, Purchase Price and Description of Certificates:

            Mortgage Pass-Through Certificates, Series 1996-FHA1, Class S, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-Z.

Initial Aggregate Stated Principal
Balance of the Mortgage Loans:     $266,510,464 (approximate)

Purchase Price for the Offered
Certificates:                      $275,214,019.00 (less expenses payable by the
                                                   Depositor)


            Designation       Initial Class Principal Balance*
            -----------       --------------------------------

            Class S           $   (1)
            Class A-1         $40,317,000
            Class A-2         $38,978,000
            Class A-3         $55,487,000
            Class A-4         $58,824,000
            Class A-Z         $67,712,000

                              (1) Notional Amount as defined in the Prospectus
                                  Supplement

* Subject to a permitted variance of plus or minus 5%.

Cut-Off Date:           December 1, 1996.
Closing Date:           December 27, 1996

Issuance of the
Offered Certificates:   The Offered Certificates will be issued in
                        book-entry form. The Class A-1 Certificates, the Class
                        A-2 Certificates, the Class A-3 Certificates, the Class
                        A-4 Certificates and the Class A-Z Certificates will be issued in denominations of $10,000 initial principal balance and integral multiples of $1,000 in excess thereof and the Class S Certificates will be issued in denominations of $100,000 initial notional amount and integral multiples of $1,000 in excess thereof.